EXHIBIT 99.1


              MASTR Asset Securitization Trust Series 2003-6 (gp3)
                           Whole Loan 30YR Fixed-Rate



Deal Size                       $300mm approx.

GWAC                            5.50% +/-10bps

WAM                             178 +/-2 months

California                      45.0% approx.

Cash Out                        25% approx.

WA FICO                         730 approx.

WA LTV                          65.0% approx.

AAA Ratings                     2 of 3 (S&P, Moodys. Fitch)

Estimated Subordination Level   1.50% approx.

Pricing Speed                   325% PSA

Settlement Date                 06/30/03

Depositor                       Mortgage Asset Securitization Transactions, Inc.
Master Servicer/Bond
Administrator                   Wells Fargo Bank Minnesota, NA



                            All numbers approximate.
                   All tranches subject to 10% size variance.
                                 5% Cleanup Call



The information herein has been provided solely by UBS Warburg LLC. Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information contained herein will be superseded by the description of the mortgage loans contained and/or incorporated by reference in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Warburg LLC.